UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2014

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

          Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, the named executive officers of Acacia Research Corporation (the “Company”) are entitled to receive quarterly discretionary cash bonuses based upon an evaluation by the Compensation Committee (the “Committee”) of the Board of Directors of the Company and, if applicable, the Chief Executive Officer of certain performance factors following each completed fiscal quarter. On May 1, 2014, in connection with its evaluation of the quarterly discretionary cash bonus program, the Committee approved changes to the program such that the Committee may make quarterly discretionary bonuses in cash, equity awards under the Company’s equity compensation plans or a combination of cash and equity awards.

On May 1, 2014, the Committee, in connection with the quarterly discretionary bonus program, made equity grants under the Company’s equity compensation plans to each of Robert L. Harris, II, Executive Chairman, and Matthew Vella, Chief Executive Officer and President, of 3,300 shares of restricted stock. The equity grants to each of Messrs. Harris and Vella will vest as to 1,650 shares on May 20, 2014 and 1,650 shares on November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: May 5, 2014	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer